EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

          We consent ot the incorporation by reference in Post-effective Amendment No. 2 to the Registration Statement (Form S-3 No.333-68019) and related Prospectus of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.) of our report dated February 20, 2001 with respect to the consolidated financial statements and schedule of Marvel Enterprises, Inc. included in this Annual Report on (Form 10-K) for the year ended December 31, 2000.

                                                /s/ Ernest & Young LLP

New York, New York
March 29, 2001